Free Writing Prospectus

Filed Pursuant to Rule 433

Registration Statement No. 333-255446

XCEL ENERGY INC.

(a Minnesota corporation)

$800,000,000 5.50% SENIOR NOTES, SERIES DUE MARCH 15, 2034 (the “Notes”)

Supplemental Disclosure Document

February 29, 2024

On February 29, 2024, Xcel Energy Inc. (“Xcel”) filed with the Securities and Exchange Commission (the “SEC”) a Current Report on Form 8-K (the “8-K”) with respect to certain Texas wildfires in the service territory of its subsidiary, Southwestern Public Service Company. The 8-K is incorporated by reference into Xcel’s prospectus supplement dated February 26, 2024 relating to the Notes (the “Prospectus Supplement”) and updates and supplements the Prospectus Supplement.

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Citigroup Global Markets Inc. toll-free at 1-800-831-9146, PNC Capital Markets LLC toll-free at 1-855-881-0697 or Wells Fargo Securities, LLC toll-free at 1-800-645-3751.